Exhibit 28(j)(ii)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A of Gabelli 787 Fund, Inc. as filed with the Securities and Exchange Commission on or about February 24, 2012.

/s/ Paul Hastings LLP
PAUL HASTINGS LLP

New York, New York
February 24, 2012